Exhibit 99.1

IQVIA Reports Second-Quarter 2026 Results

•Revenue $4,368 million, up 8.7% year-over-year
•GAAP Net Income $256 million, Adjusted EBITDA $994 million, up 9.2% year-over-year
•GAAP Diluted Earnings per Share $1.53, Adjusted Diluted Earnings per Share $3.15, up 12.1% year-over-year
•Commercial Solutions Revenue $1,793 million, up 8.6% year-over-year
•R&D Solutions Revenue $2,575 million, up 8.8% year-over-year
•R&D Solutions Net New Bookings $3.15 billion, up 19% year-over-year, 1.22x book-to-bill ratio
•Operating Cash Flow $558 million, up 26.0% year-over-year, and Free Cash Flow $360 million, up 23.3% year-over-year
•Raising full-year 2026 guidance for Revenue, Adjusted EBITDA and Adjusted Diluted Earnings per Share

RESEARCH TRIANGLE PARK, N.C. – (BUSINESS WIRE) – July 28, 2026 – IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of clinical research services, commercial insights and healthcare intelligence to the life sciences and healthcare industries, today reported financial results for the quarter ended June 30, 2026.

Year-Over-Year Comparisons
As previously disclosed, effective January 1, 2026, the company implemented a new, simplified organizational model to strengthen collaboration, enhance efficiency, and support continued growth. As a result, the company reports its results within two segments: Commercial Solutions and Research & Development Solutions (R&DS). In conjunction with this change, prior period segment amounts have been recast to conform to this reporting structure.

Second-Quarter 2026 Operating Results
"In a strengthening market environment, the IQVIA team executed well and delivered outstanding results, exceeding the high-end of our expectations for revenue, Adjusted EBITDA and Adjusted Diluted EPS," said Ari Bousbib, chairman and CEO of IQVIA. "R&D Solutions generated record-level net new bookings of over $3.1 billion and reported 7% organic revenue growth. In Commercial Solutions, double digit growth in patient solutions and commercial engagement services, high-single-digit organic growth in analytics and consulting, and increased adoption of our AI solutions all contributed to strong acceleration of organic revenue growth year-over-year. This excellent operational performance combined with favorable forward-looking indicators across both segments point to sustained momentum for the balance of the year and into 2027."

Revenue for the second quarter of $4,368 million increased 8.7% on a reported basis and 8.5% at constant currency, compared to the second quarter of 2025. Commercial Solutions revenue of $1,793 million increased 8.6% on a reported basis and 8.4% at constant currency. Research & Development Solutions revenue of $2,575 million grew 8.8% on a reported basis and 8.6% at constant currency. Excluding reimbursed expenses, R&DS revenue grew 6.7% on a reported basis.

Second quarter net new bookings were $3.15 billion, an increase of 19% year-over-year, resulting in a book-to-bill ratio of 1.22x. The last-twelve months net new bookings were $11.3 billion, up 13% year-over-year. As of June 30, 2026, R&DS contracted backlog was $34.2 billion. The company expects approximately $9.2 billion of this backlog to convert to revenue in the next twelve months, representing growth of 7.5% year-over-year.

Second-quarter GAAP Net Income was $256 million and GAAP Diluted Earnings per Share was $1.53. Adjusted EBITDA was $994 million, up 9.2% year-over-year. Adjusted Net Income was $527 million and Adjusted Diluted Earnings per Share was $3.15, up 12.1% year-over-year.

First-Half 2026 Operating Results
Revenue for the first six months of 2026 was $8,519 million, up 8.6% on a reported basis and 7.3% at constant currency, compared to the first six months of 2025. Commercial Solutions revenue of $3,547 million increased 10.1% on a reported basis and 8.5% at constant currency. Research & Development Solutions revenue of $4,972 million increased 7.5% on a reported basis and 6.4% at constant currency.

GAAP Net Income was $530 million and GAAP Diluted Earnings per Share was $3.14. Adjusted EBITDA was $1,926 million, up 7.4% year-over-year. Adjusted Net Income was $1,019 million and Adjusted Diluted Earnings per Share was $6.04, up 9.8% year-over-year.

Financial Position
As of June 30, 2026, cash and cash equivalents were $1,909 million and debt was $15,999 million, resulting in net debt of $14,090 million. IQVIA’s Net Leverage Ratio was 3.59x trailing twelve-month Adjusted EBITDA. For the second quarter, Operating Cash Flow was $558 million, up 26.0% year-over-year, and Free Cash Flow was $360 million, up 23.3% year-over-year.

Share Repurchase
During the second quarter of 2026, the company repurchased $398 million of its common stock, resulting in first-half share repurchases of $950 million. IQVIA had $2,819 million of share repurchase authorization remaining as of June 30, 2026.

Full-Year 2026 Guidance
To reflect stronger organic revenue growth, and changes in the M&A and foreign exchange impacts, the company is raising its full-year 2026 guidance for revenue to be between $17,275 million and $17,475 million, for Adjusted EBITDA to be between $4,000 million and $4,050 million and for Adjusted Diluted Earnings per Share to be between $12.80 and $13.00.

The new mid-point of the revenue growth guidance is 6.5% versus the prior guidance of 5.8%, reflecting approximately 100 basis points higher organic revenue growth, and approximately 50 basis points higher contribution from M&A offset by approximately 80 basis points unfavorable change in foreign exchange impact, all versus prior guidance.

This revenue guidance now assumes approximately 200 basis points of contribution from acquisitions versus 150 basis points in the prior guidance and approximately 20 basis points of tailwind from foreign exchange versus 100 basis points tailwind in the prior guidance. All financial guidance assumes foreign currency exchange rates as of July 27, 2026 remain in effect for the forecast period.

Webcast & Conference Call Details
IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its second-quarter 2026 results and its third-quarter and full-year 2026 guidance. To listen to the event and view the presentation slides via webcast, join from the IQVIA Investor Relations website at http://ir.iqvia.com. To participate in the conference call, interested parties must register in advance by clicking on this link. Following registration, participants will receive a confirmation email containing details on how to join the conference call, including the dial-in and a unique passcode and registrant ID. At the time of the live event, registered participants connect to the call using the information provided in the confirmation email and will be placed directly into the call.

About IQVIA
IQVIA (NYSE:IQV) is a leading global provider of clinical research services, commercial insights and healthcare intelligence to the life sciences and healthcare industries. IQVIA’s portfolio of solutions are powered by IQVIA Connected Intelligence™ to deliver actionable insights and services built on high-quality health data, Healthcare-grade AI®, advanced analytics, the latest technologies and extensive domain expertise. IQVIA is committed to using artificial intelligence responsibly, with AI-powered capabilities built on best-in-class approaches to privacy, regulatory compliance and patient safety, and delivering AI to the high standards of trust, scalability and precision demanded by the industry. With approximately 94,000 employees in over 100 countries, including experts in healthcare, life sciences, data science, technology and operational excellence, IQVIA is dedicated to accelerating the development and commercialization of innovative medical treatments to help improve patient outcomes and population health worldwide.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behaviors and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our full-year 2026 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: business disruptions caused by natural disasters, pandemics, and the public health policy response to any outbreak, and international conflicts or other disruptions outside of our control; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or future changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the number or scope of indications for medicines and treatments or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to the enactment of legislation or the imposition of regulations or other restrictions or actions by governments that create business uncertainty and have the potential to limit trade; changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions, inflation, and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. In addition, we may not achieve the expected benefits of our reorganized business segment structure. For a further discussion of the risks relating to our business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Gross Leverage Ratio, Net Leverage Ratio and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, the company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements, trademarks and trade names from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. Our full-year 2026 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

IQVIAFIN

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Table 1
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2026	2025	2026	2025
Revenues	$4,368	$4,017	$8,519	$7,846
Cost of revenues, exclusive of depreciation and amortization	2,933	2,694	5,729	5,225
Selling, general and administrative expenses	574	509	1,076	1,017
Depreciation and amortization	292	276	580	541
Restructuring costs	63	32	114	61
Income from operations	506	506	1,020	1,002
Interest income	(7)	(10)	(17)	(21)
Interest expense	197	182	389	347
Loss on extinguishment of debt	3	—	3	4
Other expense, net	12	11	16	26
Income before income taxes and equity in earnings (losses) of unconsolidated affiliates	301	323	629	646
Income tax expense	60	56	119	117
Income before equity in earnings (losses) of unconsolidated affiliates	241	267	510	529
Equity in earnings (losses) of unconsolidated affiliates	17	(1)	23	(14)
Net income	258	266	533	515
Net income attributable to noncontrolling interests	(2)	—	(3)	—
Net income attributable to IQVIA Holdings Inc.	$256	$266	$530	$515
Earnings per share attributable to common stockholders:
Basic	$1.54	$1.55	$3.17	$2.96
Diluted	$1.53	$1.54	$3.14	$2.94
Weighted average common shares outstanding:
Basic	166.1	171.8	167.2	173.7
Diluted	167.3	173.2	168.6	175.3

Table 2
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(preliminary and unaudited)

(in millions, except per share data)	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,909	$1,980
Trade accounts receivable and unbilled services, net	3,345	3,400
Prepaid expenses	220	162
Income taxes receivable	42	27
Investments in debt, equity and other securities	171	161
Other current assets and receivables	539	519
Total current assets	6,226	6,249
Property and equipment, net	547	533
Operating lease right-of-use assets	304	290
Investments in debt, equity and other securities	82	108
Investments in unconsolidated affiliates	390	324
Goodwill	16,604	16,616
Other identifiable intangibles, net	4,749	4,962
Deferred income taxes	421	357
Deposits and other assets, net	558	505
Total assets	$29,881	$29,944
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,608	$3,751
Unearned income	2,281	2,118
Income taxes payable	175	140
Current portion of long-term debt	2,294	1,840
Other current liabilities	457	489
Total current liabilities	8,815	8,338
Long-term debt, less current portion	13,705	13,884
Deferred income taxes	173	179
Operating lease liabilities	242	225
Other liabilities	645	688
Total liabilities	23,580	23,314
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, 400.0 shares authorized as of June 30, 2026 and December 31, 2025, $0.01 par value, 259.6 shares issued and 164.6 shares outstanding as of June 30, 2026; 259.1 shares issued and 169.6 shares outstanding as of December 31, 2025	11,496	11,378
Retained earnings	7,955	7,425
Treasury stock, at cost, 95.0 and 89.5 shares as of June 30, 2026 and December 31, 2025, respectively	(12,316)	(11,357)
Accumulated other comprehensive loss	(964)	(943)
Equity attributable to IQVIA Holdings Inc.’s stockholders	6,171	6,503
Noncontrolling interests	130	127
Total stockholders’ equity	6,301	6,630
Total liabilities and stockholders’ equity	$29,881	$29,944

Table 3
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

	Six Months Ended June 30,
(in millions)	2026	2025
Operating activities:
Net income	$533	$515
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	580	541
Amortization of debt issuance costs and discount	12	11
Stock-based compensation	160	132
(Earnings) losses from unconsolidated affiliates	(23)	14
Loss (gain) on investments, net	12	(16)
Benefit from deferred income taxes	(74)	(86)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	239	269
Change in other operating assets and liabilities	(263)	(369)
Net cash provided by operating activities	1,176	1,011
Investing activities:
Acquisition of property, equipment and software	(325)	(293)
Acquisition of businesses, net of cash acquired	(200)	(315)
Sales of marketable securities, net	3	2
Investments in unconsolidated affiliates, net of payments received	(58)	(27)
Investments in debt and equity securities	—	(19)
Other	3	1
Net cash used in investing activities	(577)	(651)
Financing activities:
Proceeds from issuance of debt	1,758	3,985
Payment of debt issuance costs	(20)	(35)
Repayment of debt and principal payments on finance leases	(1,370)	(2,140)
Proceeds from revolving credit facility	900	875
Repayment of revolving credit facility	(900)	(1,700)
Payments related to employee stock incentive plans	(41)	(35)
Repurchase of common stock	(950)	(1,032)
Contingent consideration and deferred purchase price payments	(15)	(20)
Other	(9)	(11)
Net cash used in financing activities	(647)	(113)
Effect of foreign currency exchange rate changes on cash	(23)	90
(Decrease) increase in cash and cash equivalents	(71)	337
Cash and cash equivalents at beginning of period	1,980	1,702
Cash and cash equivalents at end of period	$1,909	$2,039

Table 4
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net Income Attributable to IQVIA Holdings Inc.	$256	$266	$530	$515
Provision for income taxes	60	56	119	117
Depreciation and amortization	292	276	580	541
Interest expense, net	190	172	372	326
(Income) loss in unconsolidated affiliates	(17)	1	(23)	14
Income from noncontrolling interests	2	—	3	—
Stock-based compensation	95	60	160	132
Other expense, net (1)	36	29	41	44
Loss on extinguishment of debt	3	—	3	4
Restructuring and related expenses (2)	67	42	120	84
Acquisition related expenses	10	8	21	16
Adjusted EBITDA	$994	$910	$1,926	$1,793

(1)    Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(2)    Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 5
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2026	2025	2026	2025
Net Income Attributable to IQVIA Holdings Inc.	$256	$266	$530	$515
Provision for income taxes	60	56	119	117
Purchase accounting amortization (1)	136	131	273	256
(Income) loss in unconsolidated affiliates	(17)	1	(23)	14
Income from noncontrolling interests	2	—	3	—
Stock-based compensation	95	60	160	132
Other expense, net (2)	36	29	41	44
Loss on extinguishment of debt	3	—	3	4
Restructuring and related expenses (3)	67	42	120	84
Acquisition related expenses	10	8	21	16
Adjusted Pre Tax Income	$648	$593	$1,247	$1,182
Adjusted tax expense	(119)	(107)	(225)	(217)
Income from noncontrolling interests	(2)	—	(3)	—
Adjusted Net Income	$527	$486	$1,019	$965

Adjusted earnings per share attributable to common stockholders:
Basic	$3.17	$2.83	$6.09	$5.56
Diluted	$3.15	$2.81	$6.04	$5.50
Weighted average common shares outstanding:
Basic	166.1	171.8	167.2	173.7
Diluted	167.3	173.2	168.6	175.3

(1)    Reflects all the amortization of acquired intangible assets.
(2)    Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(3)    Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 6
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net Cash provided by Operating Activities	$558	$443	$1,176	$1,011
Acquisition of property, equipment and software	(198)	(151)	(325)	(293)
Free Cash Flow	$360	$292	$851	$718

Table 7
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF JUNE 30, 2026
(preliminary and unaudited)

(in millions)
Gross Debt, net of Unamortized Discount and Debt Issuance Costs, as of June 30, 2026	$15,999
Net Debt as of June 30, 2026	$14,090
Adjusted EBITDA for the twelve months ended June 30, 2026	$3,921
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	4.08x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	3.59x

Contacts:

Kerri Joseph, IQVIA Investor Relations (kerri.joseph@iqvia.com)
+1.973.541.3558